Exhibit 8


                        List of significant subsidiaries

   AerCo Limited had the following subsidiary companies as at March 31, 2002:

                                       Country of
           Name                       incorporation                   Business               % of shares held
-------------------------------     -----------------     --------------------------------   ----------------
AerCo Ireland Limited                  Ireland            Aircraft leasing and sub-leasing         100%
AerCo Ireland II Limited               Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing I Limited               Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing II Limited              Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing III Limited             Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing IV Limited              Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing V Limited               Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing VI Limited              Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing VII Limited             Ireland            Aircraft leasing and sub-leasing*        100%
Gustav Leasing VIII Limited            Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing IX Limited              Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing X Limited               Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing XI Limited              Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing XII Limited             Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing XIII Limited            Ireland            Aircraft leasing and sub-leasing         100%
Gustav Leasing XIV Limited             Ireland            Aircraft leasing and sub-leasing         100%
Pergola Limited                        Ireland            Aircraft leasing and sub-leasing         100%
Baltic Airlease II LLC                 Isle of Man        Aircraft leasing and sub-leasing         100%
Baltic Airlease III LLC                Isle of Man        Aircraft leasing and sub-leasing*        100%
AerCo POL Inc                          USA                Aircraft leasing and sub-leasing         100%
AerCo USA Inc                          USA                Aircraft leasing and sub-leasing         100%
ALPS 94-1 Limited                      Jersey             Aircraft leasing and sub-leasing         100%
ALPS 94-1(Belgium) N.V.                Belgium            Aircraft leasing and sub-leasing         100%
AerCom (Belgium) N.V.                  Belgium            Aircraft leasing and sub-leasing         100%
AerCo Sverige Leasing AB               Sweden             Aircraft leasing and sub-leasing         100%
ALPS 94-1 (France) S.A.R.L.            France             Aircraft leasing and sub-leasing         100%

---------
*    These entities are currently dormant.

     As at July 14, 1998 and all previous periods, ALPS 94-1 was comprised of ALPS 94-1 Limited and its 100% owned subsidiaries, Pergola Limited, ALPS 94-1 (Belgium) N.V. and ALPS 94-1 (France) S.A.R.L.


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